MICROTEST, INC.
                                   EXHIBIT 11
                         STATEMENT REGARDING COMPUTATION
                              OF PER SHARE EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                            Three Months Ended                Nine Months Ended
                                                      ------------------------------    ------------------------------
                                                      September 27,    September 28,    September 27,    September 28,
                                                          1997             1996             1997              1996
                                                      -------------    -------------    -------------    -------------
Net income/(loss)                                       $   332          $   991          $  (521)          $ 2,680
                                                        =======          =======          =======           =======

Common shares outstanding at end of period                8,160            8,128            8,160             8,128

Adjustment to reflect weighted average for
   shares issued during period                                1                1                9               (25)

Adjustment for options and warrants calculated
 under the treasury stock method:
     Options                                                137              162             --                 152
     Warrants                                              --               --               --                --
                                                        -------          -------          -------           -------

Common and equivalent shares outstanding                  8,298            8,291            8,169             8,255
                                                        =======          =======          =======           =======

Net income/(loss) per share                             $  0.04          $  0.12          $ (0.06)          $  0.32
                                                        =======          =======          =======           =======

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